Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 8, 2016, relating to the financial statements of Gypsum Supply Company as of December 30, 2015, and December 31, 2014, and for the period from January 1, 2015, to December 30, 2015, and for the year ended December 31, 2014, appearing in the prospectus included in Registration Statement No. 333-215557.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, CA

February 14, 2017